Exhibit 99.1

FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES

11 PROPERTIES IN FIVE STATES TOTALING $44 MILLION

LADERA RANCH, Calif. – June 14, 2011 – Strategic Storage Trust, Inc. (SSTI) – a publicly registered non-traded REIT targeting the self-storage market – recently acquired a portfolio of 11 properties in the states of Georgia (five properties), New Jersey (one property), New York (one property), Pennsylvania (two properties) and Virginia (two properties), totaling approximately 6,300 units and 821,000 square feet, in a deal with an acquisition price of over $44 million.

The sites will be rebranded under the SmartStop™ Self Storage trade name.

“These properties will extend our growing brand from the Southeast, through the Mid-Atlantic and up to the Northeast,” said H. Michael Schwartz, SSTI’s chairman and CEO. “This vast portfolio also comes at a great value and increased economies of scale to SSTI and to our stockholders.”

Property details are as follows:

Georgia

•	201 Fulton Ct., Peachtree City: 670 units, 123,400 square feet

•	4257 Buford Dr., Buford: 520 units, 68,900 square feet

•	8337 Tara Blvd., Jonesboro: 730 units, 106,400 square feet

•	5484 Flakes Mill Rd., Ellenwood: 300 units, 40,700 square feet

•	2619 Austell Rd., Marietta: 480 units, 61,200 square feet

New Jersey

•	3600 Quakerbridge Rd., Trenton: 660 units, 85,100 square feet

New York

•	75 Brookline Rd., Ballston Spa: 690 units, 82,800 square feet

Pennsylvania

•	99 2nd Ave., Collegeville: 540 units, 58,400 square feet

•	4435 Skippack Pike, Skippack: 390 units, 56,300 square feet

Virginia

•	5219 Plank Rd., Fredericksburg: 630 units, 59,600 square feet

•	520 W. Williamsburg Rd., Sandston: 680 units, 78,100 square feet

“All of these properties are in well-trafficked locations with favorable market dynamics,” said Wayne Johnson, senior vice president of acquisitions for SSTI. “We expect these locations to represent SSTI as the industry’s best.”

Since the launch of SSTI in 2008, SSTI’s portfolio of wholly-owned properties has expanded to include 72 properties in 17 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT’s storage facilities are branded as SmartStop™ Self Storage throughout the country. Its portfolio includes approximately 47,040 self-storage units and 5.9 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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